Exhibit 5.1

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209-3600

T 410.580.3000

F 410.580.3001

W www.dlapiper.com

October 30, 2013

Eaton Vance Corp.

Two International Place

Boston, MA 02110

Re:

Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We serve as special Maryland counsel to Eaton Vance Corp., a Maryland corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 13,265,000 shares (the “Shares”) of the Company’s non-voting common stock, $0.00390625 par value per share, that may be issued pursuant to the Eaton Vance Corp. 2013 Omnibus Incentive Plan, the Eaton Vance Corp. 2013 Employee Stock Purchase Plan, the Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan and the Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan (collectively, the “Incentive Plans”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.

The charter of the Company, as amended, certified as of the date hereof by its Secretary;

2.

The By-laws of the Company, as amended, certified as of the date hereof by its Secretary;

3.

Resolutions adopted by the Board of Directors of the Company and related approvals by the voting shareholders of the Company relating to the Shares and the approval of the Incentive Plans, certified by the Secretary of the Company;

4.

A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date; and

5.

A certificate executed by an officer of the Company, dated as of the date hereof.

Eaton Vance Corp.

October 30, 2013

In expressing the opinions set forth below, we have assumed the following:

1.

Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2.

Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.

The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.

The Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Incentive Plans, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is solely for your use in connection with the issuance of Shares in accordance with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or in any other connection without, in each instance, our prior written approval.

Very truly yours,

DLA PIPER LLP (US)